Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Stuart M. Essig, Chief Executive Officer and Director of Integra LifeSciences Holdings Corporation (the “Company”), hereby certify that, to my knowledge:
1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirement of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2009	/s/ Stuart M. Essig

Stuart M. Essig
President and Chief Executive Officer